EXHIBIT 5.1









September 23, 2005



Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Gasco Production Company
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

San Joaquin Oil & Gas, Ltd.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Riverbend Gas Gathering, LLC
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Myton Oilfield Rentals, LLC
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Re:      Shelf Registration Statement on Form S-3

Ladies and Gentlemen:


This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") by Gasco Energy, Inc., a Nevada corporation (the "Company"), and the following subsidiaries (the "Subsidiaries") of the Company:
Gasco Production Company, a Delaware corporation ("Gasco"), San Joaquin Oil & Gas, Ltd., a Nevada corporation ("San Joaquin"), Riverbend Gas Gathering, LLC, a Nevada limited liability company ("Riverbend"), and Myton Oilfield Rentals, LLC, a Nevada limited liability company ("Myton"), relating to the offering from time to time, together or separately and in one or more series, of the following securities (the "Securities") by the Company: (i) common stock; (ii)preferred stock; (iii) depositary shares; and (iv) debt securities that may be guaranteed by the Subsidiaries. "Securities" shall also include the guarantees of the debt securities by the Subsidiaries.

The Securities will have an aggregate offering price of up to $250,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Act.

The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and subordinated debt securities will be issued under separate indentures among the Company, the Subsidiaries, if the Subsidiaries are guarantors of the debt securities, and Wells Fargo Bank, National Association as trustee (the "Trustee").

The guarantees will be evidenced by Subsidiary Guarantees executed by the Subsidiaries only if the Company makes a future offering of debt securities.

Depositary shares of Company preferred stock will be deposited under a deposit agreement by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

As counsel to the Company and the Subsidiaries we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that each of the Company and San Joaquin has been duly organized and is validly existing as a corporation under the laws of the State of Nevada, that Gasco has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, and that each of Riverbend and Myton has been duly organized and is validly existing as a limited liability company under the laws of the State of Nevada. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company and the Subsidiaries and we have made no independent investigation with regard thereto.

To the extent that the obligations of the Company under any deposit agreement (and the rights of any holder of depositary shares under any deposit agreement) or indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable depositary or Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the depositary or Trustee has the requisite organizational and legal power and authority to perform its obligations under the deposit agreement or indenture, as applicable; (iii) the deposit agreement or indenture has been duly authorized, executed and delivered by the depositary or Trustee, as applicable, and constitutes the valid and binding obligation of the depositary or Trustee, as applicable, enforceable against the depositary or Trustee, as applicable, in accordance with its terms; and (iv) the depositary or Trustee is in compliance, with respect to acting as a depositary or trustee under the deposit agreement or indenture, as applicable, with all applicable laws and regulations.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1. The shares of Company common stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company's Board of Directors upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and nonassessable.

2. The shares of the Company preferred stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of a series of preferred stock and to approve the issuance and terms of the offering of the shares of a series of preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such series of preferred stock and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock of that series have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company's Board of Directors upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and nonassessable.

3. The depositary shares of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the depositary shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of preferred stock underlying such depositary shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreements, and (D) the depositary receipts representing the depositary shares have been duly executed, countersigned, authenticated, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board of Directors of the Company upon payment of the consideration provided for therein, will be validly issued.

4. Each series of the senior debt securities and subordinated debt securities of the Company, when duly established pursuant to the terms of the senior and subordinated indentures, respectively, as amended and supplemented, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, entitled to the benefits of the indenture under which the obligations are issued subject to (A) bankruptcy, insolvency, receivership, conservatorship, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following:
     (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of any breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability and (C) the fact that indemnity and contribution may not be available as a result of public policy under federal and state securities laws. Collectively, such exceptions are referred to as the "Bankruptcy and Equity Exceptions." -

5. Each Subsidiary Guarantee, when it has been duly authorized, executed and delivered by the appropriate Subsidiary, in each case so as not to violate any law or any agreement or instrument to which that Subsidiary is a party or by which it is bound, and assuming due authorization, execution, authentication and delivery by the Trustee for good consideration, will constitute a valid and legally binding obligation of such Subsidiary, enforceable against such Subsidiary, in accordance with its terms except as the enforcement thereof may be subject to the Bankruptcy and Equity Exceptions.

In rendering the opinions express above, we have further assumed that (i) all Securities will be issued and sold, and all related documents, instruments and agreements will be duly executed and delivered for good consideration and in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company and the Subsidiaries, if the Subsidiaries are guarantors of the debt securities, will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable depositary agreement or indenture and will take any other appropriate additional corporate action; (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable depositary agreement or indenture, duly authenticated and countersigned; and (v) at the time of the authorization and issuance of any of the Securities, the Company and the Subsidiaries, if the Subsidiaries are guarantors of the debt securities, will be in good standing under the laws of the applicable jurisdictions. If certificates representing any Securities are not used, we have assumed that the Securities are represented by book entry or other means in accordance with applicable law, rules and regulations, including the regulations of the securities exchange or over the counter market where such Securities are listed or traded.

We express no opinion as to any obligations that parties other than the Company or the Subsidiaries may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

The foregoing opinions are limited to the federal laws of the United States of America, and the corporate laws of the States of Nevada and Delaware. To the extent that the agreements referred to herein purport to be governed by the laws of the State of New York or other jurisdictions, we have assumed that such laws are the same as those of the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consents, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to update this opinion for any changes of fact or law which may occur hereafter.

This opinion is delivered to the addressees hereof in connection with the transactions and matters relating to the Registration Statement and the Securities and may not be used or relied upon by any other person, and may not be quoted or relied upon for any purpose without our prior written consent.

Sincerely,


/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.
Dill Dill Carr Stonbraker & Hutchings, P.C.